UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On April 19, 2016, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Jay L. Henderson as a director of the Corporation, effective July 18, 2016, following his retirement from PricewaterhouseCoopers LLP on June 30, 2016. Mr. Henderson also was elected as a director of The Northern Trust Company (the “Bank”), the Corporation’s principal subsidiary, effective July 18, 2016. Mr. Henderson is expected to serve on the Business Risk and Capital Governance Committees of the Corporation’s Board of Directors upon commencement of his service as director.

Kathleen Finley has been employed by the Bank since 2005 and is Mr. Henderson’s daughter. Ms. Finley serves as Vice President on the Client and Partner Experience team and received compensation of approximately $200,000, including salary and short- and long-term incentives, for fiscal year 2015. She also receives retirement, health and welfare benefits on the same terms provided to other employees of the Bank.

As a member of the Corporation’s Board of Directors, Mr. Henderson will participate in the Corporation’s non-employee director compensation program, which is described in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 9, 2016.

Item 8.01.	Other Events

On April 19, 2016, the Corporation issued a press release announcing the election of Mr. Henderson to the Board of Directors of the Corporation and the Bank. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1    Press Release of Northern Trust Corporation, dated April 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated:	April 20, 2016	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch
Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release of Northern Trust Corporation, dated April 19, 2016.